EXHIBIT 10.7

                                MERGER AGREEMENT


     THIS MERGER AGREEMENT is made and entered into as of the 30th day of November, 1999, by and between SCIENTIFIC NRG, INCORPORATED, a Minnesota corporation (the "Scientific"), and NEWBRIDGE CAPITAL, INC., a Nevada Corporation (the "Surviving Corporation"). Scientific and the Surviving Corporation are hereinafter sometimes referred to collectively as the "Constituent Corporations."

                                    RECITALS

A. Scientific is a publicly held company engaged in the business of seeking business opportunities and acquisitions. Scientific's principal executive offices are located at 4695 MacArthur Ct., Ste. 530, Newport Beach, CA 92660.

B. The Surviving Corporation is a recently formed Nevada corporation. The Surviving Corporation's principal executive offices are located at 4695 MacArthur Ct., Ste. 530, Newport Beach, CA 92660.

C. The Boards of Directors of Scientific and the Surviving Corporation have determined that it is advisable that Scientific merge with and into the Surviving Corporation, and that the shareholders of Scientific exchange their shares of the capital stock of Scientific for shares of the common stock of the Surviving Corporation. The transaction contemplated hereby is hereinafter referred to as the "Merger".

D. The Constituent Corporations desire to enter into and adopt this Merger Agreement for the purpose of setting forth certain terms and provisions that will govern the Merger and to consummate the Merger as a "change in domicile merger" in accordance with the provisions of Section 368 (a)(2)(F) of the Internal Revenue Code of 1986, as amended (the "Code").

E. The principal purpose of the Merger is to effectuate a change in corporate domicile from Minnesota to Nevada.

                                   PROVISIONS:

     NOW, THEREFORE, in consideration of the mutual agreement hereinafter set forth, in accordance with the provisions of the Minnesota Statutes Annotated, and the Nevada Revised Statutes and for the purpose of setting forth the terms and conditions of the Merger, the mode of completing the Merger, and the manner of converting the shares of the capital stock of Scientific into shares of the common stock of the Surviving Corporation, the parties agree as follows:

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                             I. The Reorganization.

1.1 The Effective Time. The Merger shall be accomplished by filing appropriate articles of merger with the Secretary of State of the State of Nevada and the Secretary of State of the State of Minnesota in the form provided for by the business corporation laws of such States as soon as practicable after execution of this Merger Agreement. The term "Effective Time" shall mean the time at which all necessary Certificates of Merger have been issued by the Secretary of State of the State of Nevada and the Secretary of State of the State of Minnesota.

1.2 Manner of Merger. At the Effective Time, Scientific shall be merged into the Surviving Corporation, which shall be the corporation that survives the Merger. The corporate existence of the Surviving Corporation with all its purposes, powers and objects shall continue unaffected and unimpaired by the Merger; and, as the corporation surviving the Merger, the Surviving Corporation shall by governed by the laws of the State of Nevada and shall succeed to all rights, assets, liabilities and obligations of Scientific, as provided in the business corporation laws of the State of Minnesota. The separate existences and corporate organizations of the Surviving Corporation and Scientific shall cease at the Effective Time, and thereafter the Surviving corporation shall continue as the surviving corporation under the laws of the State of Nevada under the name of NewBridge Capital, Inc., a Nevada corporation. All the property, real, personal, and mixed, and all debts of other obligations due to Scientific, shall be transferred to and shall be vested in the Surviving Corporation, without further act or deed, as provided in the business corporation laws of the States of Nevada and Minnesota.

1.3  Articles of Incorporation and Bylaws of the Surviving Corporation.

     (a) Article FIRST through FOURTH of the Articles of Incorporation of the Surviving Corporation shall remain in effect following the Effective Time.

     (b) The Bylaws of the Surviving Corporatio in effect at the Effective Time shall be the Bylaws of the Corporation surviving this Merger, except as they may thereafter be altered, amended or repealed in accordance with law, or in accordance with the Articles of Incorporation of the Surviving Corporation or its Bylaws.

     (c) The directors and officers of the Surviving Corporation as of the Effective Time shall be the directors and officers of the corporation surviving this Merger, until their successors shall have been elected and qualified, or as otherwise provided by the General Corporation Laws of the State of Nevada and in the Bylaws of the Surviving Corporation. If at the Effective Time a vacancy exists on the Board of Directors or in any of the offices of the Surviving Corporation,

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          such vacancy shall thereafter be filled in the manner provided in the
          Bylaws of the Surviving Corporation.

1.4 Status and Conversion of Shares. The manner of converting the shares of capital stock of Scientific outstanding immediately prior to the Merger into shares of common stock of the Surviving Corporation, except as to outstanding shares of capital stock of Scientific held by shareholders, if any, who dissent from the Merger and seek appraisal under the applicable provisions of the Minnesota Statutes Annotated, shall be as follows:

     (a) At the Effective Time, every ten (10) shares of the issued and outstanding no par value common stock of Scientific shall by virtue of the Merger and without any action on the part of the holder thereof become and be converted into one (1) share of the $.001 par value common stock of the Surviving Corporation. One whole share in the Surviving Corporation shall be issued to any shareholder of Scientific with respect to any fractional share in the Surviving Corporation resulting from such division.

     (b) Any shares of the capital stock of Scientific that may be held in treasury as of the Effective Time shall be cancelled as of the Effective Time, and shall not thereafter be issued or outstanding.

     (c) After the Effective Time, each holder of a certificate or certificates theretofore representing outstanding shares of the capital stock of Scientific may surrender such certificate or certificates to such agent or agents as shall be appointed by the Surviving Corporation (the "Exchange Agent"), and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of common stock of the Surviving Corporation into which the shares of capital stock of Scientific theretofore represented by the certificates so surrendered have been converted.

     (d) If any certificate evidencing shares o the capital stock of Scientific is to be issued in a name other than the name in which the certificate surrendered is registered, the certificate so surrendered shall be properly endorsed and shall otherwise be in proper form for transfer. The person requesting the transfer shall pay to the Exchange Agent any transfer or other fees or taxes required by reason of the issuance of a certificate in name other than that of the registered holder of the certificate surrendered.

     (e) The Surviving Corporation may, without notice to any person, terminate all exchange agencies at any time after 120 days following the Effective Time. After such termination, all exchanges, payments and notices provided for in this Agreement to be made to or by the Exchange Agent shall be made to or by the Surviving Corporation or its agent.
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     (f)  On October 29, 1999, notice of the proposed merger was given total shareholders of record of Scientific. On November 30, 1999, an affirmative vote of a majority of all issued and outstanding shares of Scientific no par value common stock approved the Merger. No shareholder elected dissenter's rights.

     (g) The sole share of $.001 par value common stock of the Surviving Corporation owned by Fred G. Luke shall be canceled as of the Effective Time and shall not thereafter be issued or outstanding.

1.5 Options, Warrants and Conversion Rights. Options, warrants and conversion rights to acquire capital stock of Scientific (including any options, warrants and conversion rights that may be held in trust pursuant to employee benefit plans) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become options, warrants and conversion rights to acquire the number of shares of common stock of the Surviving Corporation into which the shares of capital stock of Scientific covered by the option, warrant or conversion right would have been converted if such shares had been held by the holder of the option, rights or warrant at the Effective Time at an appropriately adjusted option, purchase or conversion price.

                               II. Miscellaneous.

2.1 Amendments. This Merger Agreement may be amended with the approval of the Boards of Directors of the Constituent Corporations at any time before or after the approval hereof by their respective shareholders, but after any such approval no amendment shall be made that substantially and adversely changes the terms hereof as to any party without the approval of the shareholders of such party.

2.2 Extension; Waiver. At any time before the Effective Time, the Board of Directors of either of the Constituent Corporations may (a) extend the time for the performance of any of the obligations or other acts of another party hereto, or (b) waive compliance by another party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed and delivered on behalf of such party.

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     IN WITNESS WHEREOF, the Constituent Corporations have executed this Merger
Agreement as of the day and year first above written.


                                                "Surviving Corporation"
                                                NewBridge Capital, Inc.,
                                                a Nevada corporation

                                                By:  /s/Fred G. Luke
                                                        Fred G. Luke, President


ATTEST:


 /s/ Jon L. Lawver
     Secretary



                                                "Scientific"
                                                Scientific NRG, Inc.,
                                                a Minnesota corporation

                                                By:  /s/Fred G. Luke
                                                        Fred G. Luke, President


ATTEST:


 /s/ Jon L. Lawver
     Secretary